DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT ("AGREEMENT"), dated as of March 25, 2013, between Vuzix Corporation, a Delaware corporation (the "Company") on the one hand and Kopin Corporation, whose address is 200 John Hancock Road, Taunton, Massachusetts, 02780 on the other hand, (the "Holder").

WHEREAS, in 2009, the Holder entered into a Deferral of Accounts Payable agreement which created a secured promissory note of the Company whose unpaid principal amount as of December 31, 2012 was $482,547 (the "Note") along with accrued interest of $60,996;

WHEREAS, the Holder has all previously agreed to forbear the all principal and interest payments due on the Note until July 15, 2013;

WHEREAS, the outstanding nature of the Note along with the Company's other outstanding indebtedness, has continued to negatively impact the Company's operations, including its ability to attract new investors and customers; and

WHEREAS, in order to attract new investors and make financing opportunities more attractive to potential investors, the Company has requested that the Holder convert its Note into shares of the Company’s common stock, par value $.001 per share ("Common Stock"), pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1. DEBT CONVERSION.

(a) The Holder agrees, subject to the conditions set forth herein, to convert the principal and accrued but unpaid interest on the Note (“Debt Conversion”) into shares of Common Stock ("Conversion Shares") at a conversion price equal to the per share offering price of the Company’s shares in its proposed secondary offering with Aegis Capital, as further described in Section 4(a)(v), and subject to the approval of the TSX Venture Exchange (“TSXV”).

(b) The Company shall comply with all legal requirements applicable and take such other actions as may be necessary to effectuate the Debt Conversion, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary regulatory and third party consents.

(c) Subject to the terms and conditions of this Agreement, the consummation of the Debt Conversion shall take place at a closing ("Closing" and the date of the Closing, the “Closing Date”) to be held at 10:00 a.m., local time, on the second business day after the date on which the last of the conditions set forth in Section 4 (a) and (b) below is fulfilled, at the offices of Sichenzia Ross Friedman Ference LLP, 32 Floor, 61 Broadway, New York, New York 10006, or at such other time, date or place as the parties may agree upon in writing. The Company shall send to the Holder at least two business days prior to the Closing a notice indicating the amount of unpaid interest accrued through the date of the Closing and the number of shares of Common Stock the Holder will be issued upon the Debt Conversion. At the Closing, the Holder shall deliver its Note for cancellation and the Company shall deliver to the Holder certificates representing the Conversion Shares to which the Holder is entitled as a result of such Debt Conversion. From and after the Closing, the Note shall represent solely the right to receive Conversion Shares. If a Holder has lost its Note and is unable to deliver its Note at the Closing, it shall submit an affidavit of loss and indemnity agreement so that the Note may be replaced and deemed cancelled in accordance with the terms hereof. In the event that as a result of the Debt Conversion, fractions of shares would be required to be issued, such fractional shares shall be rounded up to the nearest whole share. The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Debt Conversion.

(d) Upon and after Closing, any and all obligations of the Company under the Note shall automatically, and without further action, terminate and be null and void, and the Holder hereby authorizes the Company to file a UCC-3 or other appropriate form to terminate any and all liens against the assets and property of the Company, including the Company's intellectual property, software code, trademarks and trade names, or other security interest of the Holder.

(e) Any other accounts payable amounts owed to the Holder by the Company related to the purchases of goods and services not related to the Note will remain fully payable are not in impacted from the Holder’s Debt Conversion hereunder. Any such other accounts payable will be paid in full within seven days after the Closing.

2. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Holder as follows:

(a) As of the date hereof, the Company has 700,000,000 shares of Common Stock authorized, of which 3,536,865 shares of Common Stock are issued and outstanding, and 500,000 shares of preferred stock authorized, of which no shares are issued and outstanding. As of the date hereof, the Company has reserved for issuance 849,371 shares of Common Stock upon exercise of all outstanding options and warrants. All of the issued and outstanding shares of the Company's Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Conversion Shares to be issued and delivered to the Holder upon conversion of the Note have been duly authorized and when issued upon such Debt Conversion and in accordance with this Agreement, will be validly issued, fully-paid and non-assessable. The Conversion Shares will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act.

(b) The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

(c) None of the Company's Certificate of Incorporation, as amended, or Bylaws, or the laws of Delaware, or New York, contains any applicable anti-takeover provision or statute which would restrict the Company's ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or which would limit any of the Holder's rights following consummation of the transactions contemplated by this Agreement.

(d) The Company has delivered or made available through EDGAR and SEDAR to the Holder prior to the execution of this Agreement true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the U.S Securities and Exchange Commission (“Commission” or “SEC”) since December 10, 2009. Each of such filings with the Commission (collectively, the "SEC Filings"), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

(e) Since January 1, 2012 and except as disclosed in the SEC Filings, the Company has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets or financial condition of the Company.

(f) No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made.

3. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

(a) The Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. The Holder represents and warrants that it is the sole legal and beneficial holder of the Note being converted by the Holder. On the Closing Date, Holder shall deliver good, valid and marketable title to the Note transferred to the Company hereunder free and clear of any liens, charges, and encumbrances. All acts required to be taken by the Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of the Holder enforceable in accordance with its terms.

(b) The Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

(c) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(d) The Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to the Holder.

(e) The Holder represents, warrants and agrees that (i) the Conversion Shares it receives will be acquired for investment purposes only for their own account or for the account of controlled affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that they have no present intention of selling, granting any participation in or otherwise distributing the same, (ii) it is not party to any undisclosed contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of Conversion Shares, (iii) it has not been formed for the specific purpose of acquiring the Conversion Shares, (iv) it has received or has had full access to all the information it considers necessary or appropriate for deciding whether to purchase the Conversion Shares and has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Conversion Shares, and the Company’s business, properties, prospects and financial condition, (v) that it is financially sophisticated and is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Conversion Shares, (vi) it is an "accredited investor" or a "qualified institutional buyer" within the meaning of current SEC rules.

(f) The Holder understands that the Conversion Shares it is purchasing are "restricted securities" under U.S. federal securities laws inasmuch as they will be acquired by it from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Conversion Shares may be resold without registration only in certain limited circumstances. The certificates evidencing the Conversion Shares will bear an appropriate legend regarding these restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR RAMP CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT WITHOUT THE PRIOR WRITTERN APPROVAL OF THE TSX VENTURE EXCHANGE BE SOLD, TRANSFERRED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL 4 MONTHS AFTER THEIR ISSUANCE.

(g) In the absence of an effective registration statement covering the Conversion Shares, the Conversion Shares may only be resold only in accordance with Regulation S, or in a transaction otherwise exempt from registration. The Holder agrees not to make any direct or indirect disposition, sale, transfer, pledge, hedge (including by way of short selling) or otherwise encumber ("Transfer") any Conversion Shares for a period of at least 180 days from the Closing Date. They will not Transfer all or any portion of the Conversion Shares unless (a) there is a registration statement declared effective by the SEC under the Securities Act of 1933, as amended (the "1933 Act") with respect to the Conversion Shares to be Transferred and no stop order suspending the effectiveness of such registration statement is then in effect under the 1933 Act and no proceedings for that purpose have then been instituted or (b) the Transfer is made under a valid exemption to registration under the 1933 Act.

4. CONDITIONS.

(a) The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of the Holder set forth in Section 3 hereof shall be true and correct on and as of the Closing Date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by the Holder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holder shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii) The Holder shall have delivered to the Company for cancellation its Note or an affidavit of loss and indemnity.

(iv) all governmental or regulatory authorizations, approvals, including the approval of the TSXV, or permits that are required for the issuance of the Conversion Shares have been obtained

(v) The Company shall have obtained the necessary approvals for the listing of the Common Stock on the NASDAQ Capital Market and shall have consummated a public offering of its securities as described in its Registration Statement on Form S-1, filed with the SEC on December 21, 2012.

(b) The obligations of the Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and as of the Closing Date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holder shall have been obtained in form and substance reasonably satisfactory to the Holder.

(iii) The Company shall have obtained the necessary approvals for the listing of the Common Stock on the NASDAQ Capital Market and shall have consummated a public offering of its securities as described in its Registration Statement on Form S-1, filed with the SEC on December 21, 2012.

(iv) The Holder shall have delivered to the Company for cancellation its Note or an affidavit of loss and indemnity

5. REGISTRATION.

(a) Registration Upon Conversion.

(i) Promptly and in any event not later than thirty (30) days following the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-1 (or such other form as the Company is then eligible to use) registering the resale from time to time by Holder of the Conversion Shares pursuant to a plan of distribution reasonably acceptable to Holder (the “Registration Statement”). The Company shall deliver to Holder a copy of the Registration Statement and give Holder and its counsel the reasonable opportunity to review and comment on the Registration Statement. The Company shall notify Holder promptly the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Registration Statement or for additional information with respect thereto and if required, provide Holder with copies of all correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Registration Statement. The Company shall cause the Registration Statement, including any prospectus contained therein, and any post-effective amendments thereto to comply in all material respects with the requirements of the SEC and, as of their respective dates, to not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) The Company shall cause the Registration Statement to be declared effective by the SEC on the earlier of (a) ninety (90) days after the Closing Date, or (b) the tenth (10) business day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments (the “Effectiveness Deadline”), and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (x) the date on which all Conversion Shares registered on such Registration Statement have been sold by Holder (the “Registration Termination Date”); or (y) the date on which all Conversion Shares may be sold pursuant to the Rule 144 without restriction or limitation.

(iii) The Company shall furnish to Holder such number of copies of the Registration Statement, prospectus supplements and such other documents as Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares;

(iv) As promptly as practicable after becoming aware of such event, notify Holder of the occurrence of any event, as a result of which the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement to Holder as it may reasonably request. As promptly as practicable after becoming aware of such event, notify Holder of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(b) With a view to making available to Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Conversion Shares to the public without registration, the Company shall use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing Date;

(c) The Company shall take all commercially reasonably actions to cause the Conversion Shares to be listed on the NASDAQ Capital Market within twenty (20) days of their issuance;

(d) All Registration Expenses (as defined below) incurred in connection with the registrations pursuant to this Section 5 shall be borne by the Company. “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 5 hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the expense of any special audits incident to or required by any such registration;

(e) In the event that the Company has not filed the Registration Statement on or prior to the Filing Deadline, the Company shall, as liquidated damages for such failure, immediately pay in cash (distribute) to Holder 1.75% of the Debt Conversion amount (the “Late Filing Fees”), and shall further pay in cash to Holder an additional 1.75% of the Debt Conversion amount at each subsequent 30 day interval during which the Company has failed to file the Registration Statement (or ratable portion thereof if the Registration Statement is filed prior to the subsequent 30 day interval). In the event that the Registration Statement has not been declared effective on or prior to the Effectiveness Deadline and the shares cannot otherwise be resold without restriction, the Company shall, as liquidated damages for such failure (but without duplication of any concurrent Late Filing Fees awarded for failure to file the Registration Statement by the Filing Deadline), immediately pay in cash to Holder 2% of the Debt Conversion amount (the “Late Effectiveness Fees”), and shall further pay in cash to Holder an additional Later Effective Fees at each subsequent 30 day interval during which the Registration Statement is not effective (or ratable portion thereof if the Registration Statement becomes effective prior to the subsequent 30 day interval). The total maximum liquidated damages payable as either Late Filing or Late Effective Fees shall not exceed 20% of the Debt Conversion amount.

(f) The rights granted under this Section 5 shall terminate upon delivery to the Holder of an opinion of counsel to the Company reasonably satisfactory to the Holder to the effect that such rights are no longer necessary for the public sale of the Conversion Shares without restriction as to the number of securities that may be sold at any one time or the manner of sale.

(g) The rights granted under this Section 5 shall not be transferable.

6. TERMINATION. This Agreement may be terminated no later than the Closing:

(a) At the option of any party in the event that the Debt Conversion has not occurred by June 30, 2013 and such delay was not as a result of any breach of this Agreement by the terminating party;

(b) By the Holder if the Company's Board of Directors failed to recommend or withdrew its approval or recommendation of the Debt Conversion;

(c) At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or

(d) At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

(e) By the Company in the event that its make a final determination in its sole discretion, considering whatever factors it deems relevant, not to consummate the Debt Conversion.

7. MISCELLANEOUS.

(a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) This Agreement shall be a contract made under and governed by the laws of the State of New York.

(d) All obligations of the Company and rights of the Holder expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e) This Agreement shall be binding upon the Company, the Holder and their respective successors and assigns, and shall inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

(f) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g) If one or more provisions of this letter agreement are held to be unenforceable under applicable law, it shall be excluded from this letter agreement and the balance of the letter agreement shall be interpreted as if it were so excluded and shall be enforceable in accordance with its terms.

(h) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

(i) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

(j) Each of the Company and the Holder hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement and the transactions contemplated hereby.

(k) Whether or not the Closing occurs, the Company shall pay all costs and expenses, including reasonable attorneys' fees, incurred by it or the Holder with respect to the negotiation, execution, delivery and performance of this Agreement, including any expenses of enforcing this provision. This provision shall survive termination of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives or self as of the date first above written.

HOLDER: KOPIN CORPORATION	VUZIX CORPORATION:

By: Richard Sneider	By: /s/ Paul Travers

Name: Richard Sneider	Name: Paul Travers

Title: CFO	Title: President

Date: March 25, 2013	Date: March 27, 2013

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